UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 16, 2006

Piedmont Natural Gas Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-6196	56-0556998
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4720 Piedmont Row Drive, Charlotte, North Carolina		28210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	704-364-3120

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 16, 2006, the Board of Directors of the registrant approved performance measures for the 2007 short-term incentive plan under the registrant’s Short-Term Incentive Plan ("2007 STIP"), as follows: awards pursuant to the 2007 STIP will be payable only upon attaining a trigger performance level of 95% of the registrant’s budgeted earnings per share ("EPS"), with 50% payout at the 95% threshold EPS performance level, 100% payout at the target EPS performance level, and 150% payout at the 105% stretch EPS performance level. Payouts between threshold and stretch performance levels will be subject to mathematical interpolation. Any payouts under the 2007 STIP shall be made only upon approval by the Board.

On October 16, 2006, the Board of Directors of the registrant also approved the performance period and performance measures for the registrant’s Long-Term Incentive Plan #10, under the registrant’s Executive Long-Term Incentive Plan, as follows: The performance period is the three-year period ending October 31, 2009. Fifty percent of the units awarded will be based on achievement of a target annual compounded increase in basic EPS. For this 50% portion, an EPS performance of 80% of target will result in an 80% payout, an EPS performance of 100% of target will result in a 100% payout and an EPS performance of 120% of target will result in a maximum 120% payout, and EPS performance levels between these levels will be subject to mathematical interpolation. EPS performance below 80% of target will result in no payout of this portion. The other 50% of the units awarded will be based on the achievement of a target total annual shareholder return in comparison to the A. G. Edwards Large Natural Gas Distribution Index industry peer group ("Peer Group") total shareholder return (increase in the registrant’s common stock price plus dividends paid over the specified period of time). The total shareholder return performance measure will be the registrant’s percentile ranking in relationship to the Peer Group. For this 50% portion, a ranking below the 25th percentile will result in no payout, a ranking between the 25th and 39th percentile will result in an 80% payout, a ranking between the 40th and 49th percentile will result in a 90% payout, a ranking between the 50th and 74th percentile will result in a 100% payout, a ranking between the 75th and 89th percentile will result in a 110% payout, and a ranking at or above the 90th percentile will result in a maximum 120% payout. The Board approved the grant of the Long-Term Incentive Plan #10 awards effective November 1, 2006, but the number of units under the awards will be established by the Board at its December 2006 meeting based on the closing price of the registrant’s common stock on October 31, 2006, and any payouts under the awards shall be made only upon approval by the Board.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Natural Gas Company, Inc.

October 20, 2006	By:	Jane R. Lewis-Raymond

Name: Jane R. Lewis-Raymond
Title: Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary